UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 16, 2023

MITEK SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware		001-35231	87-0418827
(State or other jurisdiction of incorporation)		(Commission File Number)	(IRS Employer Identification No.)

600 B Street, Suite 100
San Diego,	California		92101
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (619) 269-6800
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MITK	The NASDAQ Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On August 16, 2023, Mitek Systems, Inc. (the "Company") received a decision from the Nasdaq Hearings Panel (the “Panel”) granting the Company’s request for continued listing on the Nasdaq Capital Market, subject to the Company demonstrating compliance with the Nasdaq Listing Rule 5250(c)(1) (the “Listing Rule”) on or before October 13, 2023, and certain other conditions.
As previously disclosed, the Company received a delisting determination (the “Notice”) from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that the Staff initiated a process to delist the Company’s securities from Nasdaq as a result of the Company not being in compliance with the Listing Rule, which requires listed companies to timely file all required periodic financial reports with the Securities and Exchange Commission (the “SEC”). At the time, the Company had not filed its Form 10-K for the fiscal year ended September 30, 2022 (the “Form 10-K”), the Quarterly Report on Form 10-Q for the quarter ended December 31, 2022 (the “Q1 Form 10-Q”) and the Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 (the “Q2 Form 10-Q”). The Company subsequently did not timely file the Quarterly Report on Form 10-Q for the quarter ended June 30, 2023 (the “Q3 Form 10-Q”).
The Company had previously received an exception from the Nasdaq Staff to allow the Company until June 12, 2023 (the “Compliance Deadline”) to regain compliance with the Listing Rule (which represented the maximum extension period the Staff was permitted to grant under the Nasdaq Listing Rules). As the Company did not meet the terms of the exception by the Compliance Deadline, the Company received the Notice and requested a hearing before a Nasdaq Hearings Panel.
As previously disclosed, the Company attended an August 10, 2023 hearing before the Panel and requested the continued listing of its securities on the Nasdaq Capital Market pending its return to compliance.
The Company has already filed the Form 10-K and intends to file the Q1 Form 10-Q, Q2 Form 10-Q, and Q3 Form 10-Q as promptly as possible in order to regain compliance with the Listing Rule.
Statements contained herein relating to the Company or its management’s intentions, hopes, beliefs, expectations or predictions of the future, including, but not limited to, statements relating to the filing of the Q1 Form 10-Q, Q2 Form 10-Q and Q3 Form 10-Q and the Company’s ability to regain compliance with the Nasdaq continued listing standards constitute forward looking statements. Such forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to, risks related to the Company’s ability to file the Q1 Form 10-Q, Q2 Form 10-Q, and Q3 Form 10-Q and the Company’s ability to regain compliance with the Nasdaq continued listing standards.
Additional risks and uncertainties faced by the Company are contained from time to time in the Company’s filings with the SEC, including, but not limited to, the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2022, as filed with the SEC on July 31, 2023 and its quarterly reports on Form 10-Q and current reports on Form 8-K, which you may obtain for free on the SEC’s website at www.sec.gov. Collectively, these risks and uncertainties could cause the Company’s actual results to differ materially from those projected in its forward-looking statements and you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company disclaims any intention or obligation to update, amend or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.
Item 8.01 Other Events.
On August 18, 2023, the Company issued a press release announcing its receipt of the decision from the Panel granting the Company’s request for continued listing on the Nasdaq Capital Market, subject to the Company demonstrating compliance with the Listing Rule on or before October 13, 2023, and certain other conditions. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
99.1	Press Release issued by Mitek Systems, Inc. on August 18, 2023
104	Cover Page Interactive Data File, formatting Inline Extensible Business Reporting Language (iXBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Mitek Systems, Inc.

August 18, 2023	By:	/s/ Fuad Ahmad
Fuad Ahmad
Interim Chief Financial Officer

Exhibit Index

Exhibit Number	Description
99.1	Press Release issued by Mitek Systems, Inc. on August 18, 2023
104	Cover Page Interactive Data File, formatting Inline Extensible Business Reporting Language (iXBRL)